SCHEDULE 14A
                                 (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |_|
Filed by a Party other than the Registrant |X|
Check the appropriate box:

|_|   Preliminary Proxy Statement
                                         |_|   Confidential, For Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|X|   Soliciting Material Under Rule 14a-12

                            Post Properties, Inc.
                            ---------------------
               (Name of Registrant as Specified in Its Charter)

                                John A. Williams
   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   |X|      No fee required.
   |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
   (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
   (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
   (5) Total fee paid:

--------------------------------------------------------------------------------
   |_|      Fee paid previously with preliminary materials:

   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
   (1) Amount previously paid:

--------------------------------------------------------------------------------
   (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
   (3) Filing Party:

--------------------------------------------------------------------------------
   (4) Date Filed:

--------------------------------------------------------------------------------

[The following pages supplement materials filed by John A. Williams with the Securities and Exchange Commission on April 11, 2003]



                  Protect your Post Properties Investment
                  Vote GOLD to Restore Shareholder Value



George R. Puskar
Roy E. Barnes
Frank Bryant
Paul J. Dolinoy
Thomas J.A. Lavin                   [photo]
                               GEORGE R. PUSKAR


George R. Puskar retired in June 2000 after 33 years in the real estate industry. Mr. Puskar was Chairman and Chief Executive Officer of Equitable Real Estate Investment Management, Inc., which was one of the world's most diversified real estate organizations with over $36 billion in assets under management and was ranked as the leading manager of United States pension real estate assets. He was elected an officer of Equitable in 1977 and President of Equitable Real Estate in 1984.

Over the years, Mr. Puskar has been active in numerous real estate organizations and has served on the Boards of NRC (National Realty Committee), ICSC (International Council of Shopping Centers), NACREIF (National Council of Real Estate Investment Fiduciaries), and U.L.I. (Urban Land Institute). From 1993 until 1997, Mr. Puskar was also a Board member of Carr-America Real Estate Investment Trust. Currently, Mr. Puskar serves on the Board of Directors and Investment Committee of I-Star Financial, a NYSE listed real estate investment trust with a $4.3 billion portfolio of assets.

Effective May 14, 2003, Mr. Puskar anticipates that he will be elected to the Board of New Plan Excel Realty Trust, a self-managed real estate investment trust with a national portfolio of community and neighborhood shopping centers totaling approximately $3.7 billion in assets. He is currently Chairman of Solutions Manufacturing, Inc., a manufacturer of electronic components based in Rockledge, Florida, and he is active as a Vice-Chairman of World Team Sports, an organization that specializes in unique athletic events with teams built around disabled athletes.


                                     [photo]
                                  ROY E. BARNES


Roy E. Barnes is the immediate past Governor of the State of Georgia, having served in that office from January 1999 until January 2003. During his term as Governor, Governor Barnes also served as the Chairman of the Southern Regional Education Board, Chairman of the Southern Governor's Association and Chairman of the Education Commission of the States. Governor Barnes is presently donating six months of his time as a full-time volunteer at Atlanta Legal Aid, which provides free legal services to the poor and elderly in civil matters.

In addition to his long career as a public servant, Governor Barnes has also conducted a successful law practice for many years, and he has been actively involved in business, especially banking. He served on the Board of Directors of First National Bank of Cobb County in the mid-1970's and was one of the organizers of Cobb Savings and Loan Association and Community Bank and Trust (later named Georgia State Bank). Governor Barnes also served as a Director of Alcovy Banking Company, and, together with his brother, founded an extended stay motel chain that operates under the name Efficiency Lodge, Inc. Governor Barnes was recently awarded the 2003 John F. Kennedy Profiles in Courage Award by the John F. Kennedy Library Foundation.


                               FRANK BRYANT

Frank Bryant has over 40 years of experience in the public and private real estate markets. Mr. Bryant is a former Executive Vice President of, and officer in charge, of the real estate division of Manufacturers Hanover Trust Company, and the former senior real estate lending officer of Manufacturers Hanover Corporation. During his tenure with Manufacturers Hanover, Mr. Bryant arranged acquisition, construction or permanent financing for a number of prominent sites, including, among others: World Financial Center, New York, New York, Bank of America Plaza, New York, New York, Hilton Hotel and Towers, Chicago, Illinois, Trump Plaza, New York, New York and Merchandise Mart, Atlanta, Georgia. Mr. Bryant is currently active in entrepreneurial real estate investments with an emphasis on senior housing and health care. He was a member of the Real Estate Advisory Committee of the New York State Common Retirement Fund for 24 years.

Mr. Bryant has been Chairman of the Community Preservation Fund and Co-Chairman of the Industry Real Estate Financing Advisory Council of the American Hotel and Motel Association. He was a founding member of the Real Estate Center of the Wharton School of the University of Pennsylvania and has served on the boards of other organizations, including the Real French Corporation, RB Asset Inc., Real Estate Board of New York, Urban Land Institute, Prudential Realty Trust, New York University Real Estate Institute and the Realty Foundation of New York.


                                     [photo]
                                 PAUL J. DOLINOY


Paul J. Dolinoy has over 31 years of real estate and investment management experience. He retired in June 2000 as President of Lend Lease Real Estate Investments, Inc., one of the largest real estate investment managers in the world, with over $38 billion in real estate and commercial mortgages under management for institutional and private clients in the United States. Prior to Lend Lease's acquisition of Equitable Real Estate in 1997, Mr. Dolinoy served in various executive officer capacities with Equitable since 1978, including Senior Executive Vice President and head of Equitable Real Estate Institutional Advisors, which provided real estate investment management service to institutional investors.

Following his retirement and until January 2002, Mr. Dolinoy served as Chairman of the Lend Lease Portfolio Assurance Committee, as a member of Lend Lease's Prime Property Fund Investor Council and as a Senior Consultant to Lend Lease. Currently he serves as Board Chairman of the J. P. Morgan United States Real Estate Income and Growth Fund, as a member of the New York State Teachers' Retirement System Real Estate Advisory Committee and as a Consultant to General Motors Acceptance Corporation Institutional Advisors. Mr. Dolinoy has served on various boards and committees including the Pension Real Estate Association Board and Executive Committee and Equitable Real Estate's Executive and Investment Committees.


                                     [photo]
                                THOMAS J.A. LAVIN


Thomas J.A. Lavin is an independent real estate advisor and consultant with 30 years of experience in the public and private real estate capital markets. From 1999 to 2002, Mr. Lavin ran the commercial mortgage lending operation at Metropolitan Life Insurance Co. where he was responsible for all aspects of a $19 billion portfolio and $3 billion in annual originations. From 1997-99, Mr. Lavin was a managing director of Citicorp Securities, where he was responsible for origination of all major securitized and syndicated real estate financings. In 1995 and 1996, he advised on the sale of over $2 billion in commercial property sales for several clients.

From 1992-95, he was managing director and head of the real estate investment banking group of Smith Barney. During his tenure, the group raised $8.3 billion of capital principal in common equity for REITs. In 1991-92, he was President of Weatherall, Green & Smith US, the U.S. branch of a global real estate consulting company, where he developed acquisition opportunities for the firm's European clients. From 1986-90, he was head of the real estate investment banking group at The First Boston Corporation. He is a Council Chairperson for the Urban Lane Institute and is a member of the Real Estate Roundtable of New York University.

                 Protect your Post Properties Investment
                 Vote GOLD to Restore Shareholder Value



April 14, 2003
JOHN A. WILLIAMS PROPOSES NEW CORPORATE GOVERNANCE PROVISIONS FOR POST PROPERTIES, NOMINATES NEW CANDIDATE TO INDEPENDENT SLATE OF DIRECTORS



April 9, 2003
STATEMENT OF JOHN A. WILLIAMS IN RESPONSE TO POST PROPERTIES ANNOUNCEMENT



April 8, 2003
JOHN A. WILLIAMS FILES PRELIMINARY PROXY FOR ELECTION OF INDEPENDENT SLATE TO POST PROPERTIES BOARD OF DIRECTORS AND SCHEDULE 13D



April 7, 2003
JOHN A. WILLIAMS ANNOUNCES INTENTION TO SOLICIT PROXIES FOR ELECTION OF INDEPENDENT SLATE TO POST PROPERTIES BOARD OF DIRECTORS

                 Protect your Post Properties Investment
                 Vote GOLD to Restore Shareholder Value


April 14, 2003
RESTORING VALUE AND INVESTOR CONFIDENCE IN POST PROPERTIES